SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – September 9, 2003

Plains All American Pipeline, L.P.

(Name of Registrant as specified in its charter)

DELAWARE	0-9808	76-0582150
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

333 Clay Street, Suite 1600

Houston, Texas 77002

(713) 646-4100

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

N/A

(Former name or former address, if changed since last report.)

Item 5.    Other Events

On September 9, 2003, Plains All American Pipeline, L.P. (the “Partnership”) entered into an underwriting agreement with Citigroup Global Markets Inc., Lehman Brothers Inc., UBS Securities LLC, A.G. Edwards & Sons, Inc., Wachovia Capital Markets, LLC and RBC Dain Rauscher Inc. in connection with the sale by the Partnership of 3,250,000 common units of the Partnership. The underwriters were also granted an option to purchase up to an additional 487,500 Common Units.

Item 7.    Financial Statements and Exhibits

(c) Exhibits

1.1	Underwriting Agreement dated September 9, 2003 by and among Plains All American Pipeline, L.P., Plains AAP, L.P., Plains All American GP LLC, Plains Marketing, L.P., All American Pipeline, L.P., Plains Marketing GP Inc., Citigroup Global Markets Inc., Lehman Brothers Inc., UBS Securities LLC, A.G. Edwards & Sons, Inc., Wachovia Capital Markets, LLC and RBC Dain Rauscher Inc.

5.1	Legal Opinion of Vinson & Elkins L.L.P.

99.1	Press Release issued by the Partnership dated September 10, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2003	PLAINS ALL AMERICAN PIPELINE, L.P. By: Plains AAP, L.P., its general partner By: Plains All American GP LLC, its general partner

	By:	/s/ Tim Moore
	Name:	Tim Moore
	Title:	Vice President